Exhibit 3.1

CERTIFICATE OF CORRECTION OF
CERTIFICATE OF AMENDMENT
OF
 PHOTRONICS, INC.

To the Secretary of State
 of the State of Connecticut

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “Corporation”) is Photronics, Inc.
2.	The Certificate of Amendment of the Corporation, which was filed by the Secretary of State of the State of Connecticut on April 15, 2002, is hereby corrected.
3.	The incorrect statement in said document and the reason it is incorrect are:

Due to a scrivener’s error, a portion of the first paragraph of Article Third was inadvertently omitted from the Certificate of Amendment filed with the Secretary of the State of the State of Connecticut on April 15, 2002.

4.	The portion of the document in corrected form is as follows:

“3. The aggregate number of shares which the Corporation shall have the authority to issue is 152,000,000, of which 2,000,000 shares shall be shares of Preferred Stock having a par value of $0.01 per share (hereinafter called “Preferred Stock”) and 150,000,000 shares shall be shares of Common Stock having a par value of $0.01 per share (hereinafter called “Common Stock”).”

Signed on June 20, 2005

/s/ Edwin L. Lewis
Vice President, Secretary and General Counsel

CERTIFICATE OF AMENDMENT
 STOCK CORPORATION

Office of the Secretary of the State
 30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 /Rev. 12/1999

Space For Office Use Only

1. NAME OF CORPORATION: PHOTRONICS, INC.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

XXX	A. AMENDED.

____	B. AMENDED AND RESTATED.

____	C. RESTATED.

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

RESOLVED, that the Certificate of Incorporation be amended by striking the first paragraph of Article Third in its entirety and substituting therefor the following:

3.
The aggregate number of shares which the Corporation shall have the authority to issue is 152,000,000 shares, of which 2,000,000 shares shall be shares of Preferred Stock having a par value of $0.01 per share(hereinafter called “Common Stock”).

The amendment shall be effective upon filing of this Certificate of Amendment with the Secretary of State.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

Space For Office Use Only

4.	VOTE INFORMATION (check A., B. or C.):

XXX A. The resolution was approved by shareholders as follows:

(set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)

There was only one class of shares outstanding entitled to vote on the amendment. That class was Common Stock, par value $0.1 per share, of which 30,373,076 were outstanding on the record date for the vote. At the meeting to vote on the amendment, 25,725,980 shares of Common Stock were indisputably present. The vote on the amendment was 23,466,159 shares in favor of the amendment and such vote was sufficient for approval of the amendment.

The amendment was adopted by the shareholders on March 20, 2002 and by the Board of Directors on March 20, 2002.

____B.	The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

____C.	The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION:
Dated this 22nd day of March , 2002.

James A. Eder	Secretary	/s/James A. Eder
Print or type name of signatory	Capacity of signatory	Signature

CERTIFICATE OF AMENDMENT
 STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-0470/new/1-97

Space For Office Use Only

1.	NAME OF CORPORATION:

PHOTRONICS, INC.

2.	THE CERTIFICATE OF INCORPORATION IS (check A., B., or C.):

XXX	A. AMENDED.
____	B. AMENDED AND RESTATED.
____	C. RESTATED.

3.	TEXT OF EACH AMENDMENT / RESTATEMENT:

RESOLVED, that the Certificate of Incorporation be amended by striking the first paragraph of Article Third in its entirety and substituting therefor the following:

3).
The aggregate number of shares which the Corporation shall have the authority to issue is 77,000,000 shares, of which 2,000,000 shares shall be shares of Preferred Stock having a par value of $0.01 per share(hereinafter called “Preferred Stock”) and 75,000,000 shares shall be shares of Common Stock having a par value of $0.01 per share(hereinafter call “Common Stock”).

The amendment shall be effective upon filing of this Certificate of Amendment with the Secretary of State.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

Space For Office Use Only

4. VOTE INFORMATION (check A., B., or C.)

XXX A. The resolution was approved by shareholders as follows:

(set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

There was only one class of shares outstanding entitled to vote on the amendment. That class was Common Stock, par value $0.01 per share, of which 12,062,368 shares were outstanding on the record date for the vote. At the meeting to vote on the amendment, 10,156,367 shares of Common Stock were indisputably present at the meeting.

The vote on the amendment was 8,801,215 shares in favor of the amendment and such vote was sufficient for approval of the amendment.

The amendment was adopted by the shareholders on November 13, 1997 and by the Board of Directors on September 12, 1997.

____B.	The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

____C.	The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION:
Dated this 13th day of November, 1997

JEFFREY P. MOONAN	SECRETARY	/s/ Jeffrey P. Moonan
Print or type name of signatory	Capacity of signatory	Signature

STATE OF CONNECTICUT
SECRETARY OF THE STATE
30 TRINITY STREET
 HARTFORD, CT 06106

1.	Name of Corporation (Please enter name within lines) PHOTRONICS, INC.

2.	The Certificate if Incorporation is: (Check one)

	☒ A.	Amended only, pursuant to Conn. Gen. Stat. Section 33-360.

	☐ B.	Amended only, to cancel authorized shares (state number of shares to be cancelled, the class, the series, if any, and the par value, P.A. 90-107.)

	☐ C.	Restated only, pursuant to Conn. Gen. Stat. Section 33-362(a)

	☐ D.	Amended and restated, pursuant to Conn. Gen. Stat. Section 33-362(c).

	☐ E.	Restated and superseded pursuant to Conn. Gen. Stat. Section 33-362(d).

Set forth here the resolution of amendment and/or restatement. Use an 8 1/2x11 attached sheet if more space is needed. Conn. Gen. Stat. Section 1-9.

RESOLVED, that the Certificate of Incorporation be amended by striking the first paragraph of Article Third in its entirety and substituting therefor the following:

3)
The aggregate number of shares which the Corporation shall have the authority to issue is 22,000,000 shares, of which 2,000,000 shares shall be shares of Preferred Stock having a par value of $0.01 per share (hereinafter called “Preferred Stock”) and 20,000,000 shares shall be shares of Common Stock having a par value of $0.01 per share(hereinafter called “Common Stock”).

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate. If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.	(Check one)

☐
A. This Certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If 3A is checked, go to 5 & 6 to complete this certificate.).

☐
B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.	(Check, if true)

☐
This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

5.	The manner of adopting the resolution was as follow

	☒	A. By the board of directors and shareholders pursuant to Conn. Gen. Stat. Section 33 – 360. Vote of Shareholders: (Check (i) or (ii), and check (iii) if applicable.)

		(i) ☒	No shares are required to be voted as a class; the shareholder’s vote was as follows:

Vote Required for Adoption 3,288,639 Vote Favoring Adoption 5,151,790

(ii) ☐
There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
(Use and 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. (S) 1 - 9.)

		(iii) ☒	Check here if the corporation has 100 or more recordholders, as defined in Conn. Gen. Stat. (S) 33 - 311a(a)

☐
B. By the board of directors acting alone, pursuant to Conn. Gen. Stat.(S) 33 - 360(b)(2) or 33-362(a).

The number of affirmative votes required to adopt such resolution is: _______________________

The number of directors’ voted in favor of resolution was:

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:

(Print or Type)	Signature	(Print or Type)	Signature

Name of Pres.		Name of Sec.
Michael J. Yomazzo	/s/ Michael J. Yomazzo	Jeffrey P. Moonan	/s/ Jeffrey P. Moonan

☐
C. The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation and approved in writing by all subscribers for shares of the corporation. If there are no subscribers, state NONE below.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

Signed Incorporator	Signed Incorporator	Signed Incorporator
Signed Subscriber	Signed Subscriber	Signed Subscriber

(Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat (S) 1 - 9)

6. Dated at Brookfield, CT this 16th day of March, 1995

Rec, CC. GS: (Type or Print)
CT Corporation System
One Commercial Plaza
Hartford, CT 06103-3597
Please provide filer’s name and complete address for mailing receipt

CERTIFICATE AMENDING
CERTIFICATE OF INCORPORATION
OF
 PHOTRONIC LABS, INC.

BY ACTION OF
 BOARD OF DIRECTORS AND SHAREHOLDERS

I)	The Certificate of Incorporation is amended only by the following resolutions adopted by the Corporations’ shareholders and directors:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and substituting therefor the following:

1)	The name of the corporation is Photronics, Inc.;

Be it further

RESOLVED, that the Certificate of Incorporation be amended by striking Article Third in its entirety and substituting therefor the following:

3)
The aggregate number of shares which the Corporation shall have the authority to issue is 12,000,000 shares, of which 2,000,000 shares shall be shares of Preferred Stock having a par value of $.01 per share (hereinafter called “Preferred Stock”) and 10,000,000 shares shall be shares of Common Stock having a par value of $.01 per share (hereinafter called “Common Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

a)
The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

1

(i)	The designation of such series;

(ii)
The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

(iii)	Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)	The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)
Whether or not the shares of such series shall be convertible into or exchangeable for shares or any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi)	The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

(vii)	The restrictions, if any, on the issue or release of any additional Preferred Stock;

(viii)	The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.
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b)
Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock,the holders of any such series shall have no voting power whatsoever.

Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

Be it further

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by adding Article EIGHTH in the following form:

8)
The shareholders of the Corporation shall not have any pre-emptive or preferential rights to subscribe for, purchase or receive any shares of stock of the Corporation (or any obligation convertible into shares of stock,including without limitation, warrants, subscription rights or options to acquire shares) which the Corporation may issue or sell.

Be it further

RESOLVED,	that the Certificate of Incorporation of this Corporation be amended by adding Article NINTH in the following form:

9)
The personal liability of any Director to the Corporation or its shareholders for monetary damages for breach of duty as a Director is hereby limited to the amount of the compensation received by the Director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the Director, (b) enable the Director or an associate, as defined in subdivision (3) of Section 33-374d of the Connecticut General Statutes, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the Director’s duty to the Corporation, or (e) create liability under Section 33-321 of the Connecticut General Statutes. This Article shall not limit or preclude the liability of any Director for any act or omission occurring prior to the effective date of this Article. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

3

II)	The above resolutions were adopted by the Shareholders and the Board of Directors.
III)	Number of Recordholders:
At the time of the shareholders vote approving these amendments to the Certificate of Incorporation, the Corporation had at least one hundred recordholders.
IV)	Vote of Shareholders:

Number of Shares Entitled to Vote	Total Voting Power of Shares Entitled to Vote	Vote Required For Adoption	Favoring Adoption
3,191,100	3,191,100	1,594,801	2,507,209

Dated at Brookfield Center, Connecticut the 16th day of March, 1990.

We hereby declare under the penalties of false statement that the statements made in the foregoing certificate are true.

/s/	Constantine Macricostas
Constantine Macricostas
President

/s/	Jeffrey P. Moonan
Jeffrey P. Moonan
Secretary

CERTIFICATE AMENDING

CERTIFICATE OF INCORPORATION

OF PHOTRONIC LABS INCORPORATED

BY ACTION OF

BOARD OF DIRECTORS AND SHAREHOLDERS

1. The Certificate of Incorporation is amended only by the following resolutions adopted by the Corporations’ shareholders and directors:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:

1. The name of the Corporation is Photronic Labs, Inc.;

Be it further

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by striking Article Third in its entirety and substituting therefor:

2. The total number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares with a par value of $.01 each shall be Common Stock.

3. The above resolutions were adopted by the Shareholders and the Board of Directors.

4. Vote of Shareholders:

Number of Shares Entitled to Vote	Total Voting Power of Shares Entitled to Vote	Vote Required For Adoption	Vote Favoring Adoption
4200	4200	2101	4200

Dated at Brookfield Center, Connecticut the 20th day of June, 1986.

We hereby declare under the penalties of false statement that the statements made in the foregoing certificate are true.

/s/	Constantine Macricostas
Constantine Macricostas
President

/s/	Michael J. Yomazzo
Michael J. Yomazzo
Secretary

CERTIFICATE OF INCORPORATION
Stock Corporation
 61-5 Rev. 9-65

STATE OF CONNECTICUT

SECRETARY OF THE STATE

We, the incorporators, certify that we hereby associate ourselves as a body politic and corporate under the Stock Corporation Act of the State of Connecticut.

1. The name of the corporation is Photronic Labs Incorparated

2. The nature of the business to be transacted, or the purpose to be promoted or carried out by the corporation, are as follows:

a)	To engage and participate in the business of precision scientific photography and related processes.
b)
To purchase or otherwise acquire, own, mortgage, lease, sell, convey or otherwise dispose of or utilize or deal in and with real property, goods, wares, merchandise and personal property of every kind and description and wherever located.

c)
To carry on any other lawful business whatever in connection with the foregoing, or calculated directly or indirectly, to promote the interests of this corporation, or to enhance the value of its properties; to have, enjoy, and exercise all rights, powers and privileges which are now or may hereafter be conferred upon business corporations organized under the general corporation laws of Connecticut; to do any and all things necessary or proper for the accomplishment of any of the purposes or the attainment of any objects hereinbefore set forth, and in general to do every other act or thing pertaining to the foregoing purposes or powers to the same extent that a natural person might lawfully do in any part of the world.

d)
The foregoing clauses shall be construed as both objects and powers and the enumeration of specific objects or powers shall not be deemed to limit or restrict in any manner the objects and powers of this corporation. All such objects and powers shall be deemed to be furtherance of and in addition to the general powers conferred by the laws of the State of Connecticut upon business corporations organized under the general corporation laws of the State.

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

Common Stock
☒	5,000 Shares
☒	$10.00 par value

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

All Common Stock with equal rights and preferences and no series or special authority.

5. The minimum amount of stated capital with which the corporation shall commence business is $9,000.00 NINE THOUSAND AND NO/100 dollars. (Not less than one thousand dollars)

6. (x) Other provisions

The address of the corporation is 20 Ta’Agan Point Road, Danbury, Connecticut.

7. Said corporation is to commence operations immediately and its duration is unlimited.

Dated at Danbury this 24th day of Feburary, 1969

We hereby declare, under the penalties of perjury, that the statements made in the foregoing certificate are true.

NAME OF INCORPORATOR (Print or Type)	NAME OF INCORPORATOR(Print or Type)	NAME OF INCORPORATOR (Print or Type)
1. Armindo J. Rebeiro	2. Gerard P. Keehan	3. Edward O. Law
SIGNED (Incorporator)	SIGNED (Incorporator)	SIGNED(Incorporator)
1. /s/ Armindo J. Rebeiro	2. /s/ Gerard P. Keehan	3. /s/Edward O. Law
NAME OF INCORPORATOR (Print or Type)	NAME OF INCORPORATOR(Print or Type)	NAME OF INCORPORATOR(Print or Type)
4. Larry L. Sharp	5. Edward G. Keehan	6. Constantine S. Macricostas
SIGNED (Incorporator)	SIGNED (Incorporator)	SIGNED(Incorporator)
4. /s/ Larry L. Sharp	5. /s/ Edward G. Keehan	6. /s/Constantine S. Macricostas

APPOINTMENT OF STATUTORY AGENT FOR SERVICE	ACCOUNT NO.
DOMESTIC CORPORATION	P 52357
61-6 Rev. 6-66

TO: The Secretary of the State of Connecticut

NAME OF CORPORATION
Photronic Labs Incorporated

APPOINTMENT

The above corporation appoints as its statutory agent for service, one of the following:

NAME OF NATURAL PERSON WHO IS RESIDENT OF CONNECTICUT	BUSINESS ADDRESS
Armindo J. Rebeiro	20 Ta’Agan Point Road, Danbury

RESIDENCE ADDRESS
Ta’Agan Point Road, Danbury

NAME OF CONNECTICUT CORPORATION	ADDRESS OF PRINCIPAL OFFICE IN CONN. (if none,
enter address of appointee’ statutory agent
for services)

NAME OF CORPORATION not Original Under the Laws of Conn.	ADDRESS OF PRINCIPAL OFFICE IN CONN.
(if none, enter “Secretary
or the State Connecticut”)

Which has procured a Certificate of Authority to transact business or conduct affairs in this state.

AUTHORIZATION

NAME OF INCORPORATOR (Print or type)		SIGNED(Incorporator)	DATE

ORIGINAL APPOINTMENT	Gerard P. Keehan	/s/ Gerard P. Keehan
(Must be signed by a majority	Edward O. Law	/s/ Edward O. Law	February 24, 1969
	Edward G. Keehan	/s/ Edward G. Keehan

NAME OF PRESIDENT, VICE PRESIDENT, OR SEC.	SIGNED(President or Vice	DATE
President, or Secretary)
SUBSEQUENT
APPOINTMENT

ACCEPTANCE

NAME OF STATUTORY AGENT FOR SERVICE (Print or Type)		SIGNED (Statutory Agent for service)
Accepted:	Armindo J. Rebeiro	/s/ Armindo J. Rebeiro